Exhibit 99.1

             Dell Reports Revenue of $15.6 Billion in Q3;
                   Earnings Per Share up 26 Percent

       Results Show Strength in Emerging Countries, Mobility and
                          Enterprise Products


    ROUND ROCK, Texas--(BUSINESS WIRE)--Nov. 29, 2007--Dell (NASDAQ:DELL) today reported results for its third quarter of fiscal year 2008, with revenue up nine percent year-over-year to a record $15.6 billion, operating income up 13 percent to $829 million and earnings per share of $0.34, a 26 percent increase over the prior year.

    Cash from operations totaled $1 billion, while cash and marketable securities at the end of the quarter were $14.6 billion. The company plans to resume its share repurchase program in early December.

    "We embarked this year on a long-term strategy to re-ignite growth and our Q3 results indicate we're making solid progress through investments in five key business priorities - consumer, emerging countries, notebooks, enterprise and small/medium business," said Michael Dell, chairman and CEO. "Initiatives to simplify IT will drive innovation across all industries, creating new value for customers and shareholders. For consumers we will continue to launch products that set the bar for design, personalization, and price performance - and we will make them available in more places than ever before."



                            Third Quarter            Year to Date
(in millions, except    FY'08   FY'07   Change   FY'08   FY'07  Change
 share data)
                       ------------------------ ----------------------
Revenue                $15,646 $14,419       9% $45,144 $42,950     5%
Operating Income          $829    $734      13%  $2,664  $2,243    19%
Net Income                $766    $601      27%  $2,268  $1,857    22%
EPS                      $0.34   $0.27      26%   $1.00   $0.82    22%


    All comparisons in this press release are year-over-year unless otherwise noted.

    Profitability

    Operating profit benefited from strength in mobility, solid demand in enterprise products and a continued favorable component-cost environment. These benefits were largely offset by costs the company is incurring as it restructures to improve productivity and execution, reduce headcount where appropriate, and invest in infrastructure and key growth priorities. For example, the company incurred $50 million, or $0.02 per share, related to employee reductions and asset disposals. In addition, the company incurred $28 million, or $0.01 per share related to the Audit Committee investigation which was concluded during the quarter and other related costs. Earnings for the quarter were positively impacted by an adjustment of $45 million, or $0.02 per share, to lower the company's effective tax rate for the year primarily because of a larger-than-expected mix of profits from outside the U.S.

    "Our strong cash flow in the quarter demonstrates we are taking the right actions to create value. We are committed to a growth strategy that includes acquisitions as well as a long-term share repurchase plan, as we transition cash and investments to lower levels while retaining financial flexibility," said Don Carty, vice chairman and CFO, Dell.

    Regional and Product Highlights

    Revenue for the Americas Business, which includes corporate and public customers in the U.S., as well as Americas International, was up seven percent. The company maintained its No. 1 position in the U.S. commercial segment, with 34 percent of all units shipped(1). Americas International, which includes Latin America and Canada, had revenue growth of 19 percent year-over-year with 45 percent growth in Brazil. In addition, a Forrester Research survey(2) released earlier this month called Dell "clearly the No. 1 enterprise desktop and laptop supplier" to North American and European enterprises. The survey of 565 PC decision makers also showed that Dell in Q3 held "its sizable lead over the second-closest competitor" across the regions and company sizes in both product segments.

    In Asia-Pacific and Japan, where the company is actively expanding its presence, revenue in the quarter grew by 18 percent on a 20 percent increase in units. Highlights in the region include India and China where revenue grew 47 percent and 22 percent, respectively.

    Revenue increased 14 percent and shipments were up 13 percent in Europe, Middle East and Africa (EMEA). Revenue for servers and storage in the region were up 15 percent and 13 percent, respectively.

    Sales outside the United States were up 16 percent and represented 46 percent of the company's overall revenue, reflecting continued strength in emerging countries.

    Globally, revenue from mobility products increased 19 percent on a 25 percent increase in units. Revenue from both servers and storage grew eight percent and shipments of servers increased seven percent. Enhanced services revenue grew seven percent to $1.4 billion. Desktop PC revenue declined one percent as the industry continues to shift towards mobility. Software and peripherals revenue posted an increase of 11 percent.

    Key Business Priorities

    -- Consumer: While revenue for Dell's U.S. Consumer business declined six percent, the business segment made strong progress against key initiatives, including new product design, channels, product personalization and mobility. Consumers will be able to buy Dell products in nearly 10,000 stores including Gome, China's largest consumer electronics retailer, and Staples' 1,400 stores across the U.S. During the quarter, Dell closed the acquisition of ZING Systems Inc., a consumer technology and services company focused on always-connected audio and entertainment devices.

    -- Emerging Countries: China, Brazil and India registered strong unit growth of 26, 30 and 42 percent, respectively. Combined Brazil, Russia, India and China (BRIC) revenue growth during the quarter was 32 percent. The company plans to continue its initiative of tailoring solutions to meet specific regional needs, enhancing partner relationships to provide customer choice and flexibility, and expansion into these and other emerging countries that represent 85 percent of the world's population.

    -- Notebooks: Notebooks are expected to grow at six times the rate of desktop systems for the next several years, and Dell plans to increase the speed with which it introduces new products, while lowering costs and tailoring mobile devices for specific customer segments. The Dell XPS M1330 notebook was labeled a "dream machine" in Time Magazine's Best Inventions of 2007 issue earlier this month.

    -- Enterprise: Dell unveiled multiple products and marketing initiatives to help customers simplify IT. These included new virtualization technologies that embed Citrix's XenServer on future PowerEdge servers, allowing customers to install and manage virtual machines almost immediately upon start up. On Demand Desktop Streaming will simplify desktop administration and management by combining all the benefits of traditional thin clients with the performance of standard desktops. Dell also completed the acquisition of Silverback Technologies, growing its Software As A Service (SaaS) IT monitoring and management capabilities.

    -- Small/Medium Business: New products for the SMB market included the PowerVault MD3000i which simplifies storage consolidation. In this, the fastest growing segment of the storage market - iSCSI, Dell also announced the planned acquisition of EqualLogic.

    Company Outlook

    The company continues to focus on strategic priorities that will provide better value to customers while driving a more optimal balance of liquidity, profitability and growth. As the company executes against these priorities it will continue to incur costs as it restructures to improve productivity and execution, reduce headcount where appropriate, and invest in infrastructure and acquisitions. These actions, which the company believes are necessary to drive long-term sustainable value, may adversely impact the company's performance. In addition, the company's near term results could be adversely impacted by a slower decline in component costs and a seasonal shift in mix to U.S. consumer and international regions.

    Strategy Update and Earnings Call

    Dell will conduct a 90-minute conference call today, Nov. 29, at 3:30 p.m. CST, to discuss its long-term strategy and Q3 results. Mr. Dell, Mr. Carty and Steve Schuckenbrock, president of Global Services and Chief Information Officer, will provide an update focused on the company's key growth priorities.

    Annual Meeting and Analyst Meeting Update

    The Company's annual meeting of shareholders will be held Dec. 4, 2007, at the company's Round Rock, Texas, headquarters. The Company also plans to conduct an analyst meeting on April 2 and 3, 2008, in Round Rock, Texas.

    About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.

    (1) Source: IDC Preliminary Top 10 Vendors, Worldwide PC
Shipments, Third Quarter 2007 (Preliminary)

    (2) Source: Forrester Research, Inc., How Enterprise Buyers Rate Their PC Suppliers And What It Means For Future Purchases. The State Of The Enterprise PC -- 2007 And Beyond. Ben Gray, November 12, 2007

    Special Note
    ------------

    Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: general economic, business and industry conditions; our ability to maintain a cost advantage over our competitors; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws, copyright levies and fluctuations in foreign currency exchange rates; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; our ability to effectively manage periodic product transitions; any additional issues or matters that may arise from the ongoing SEC investigation; our ability to successfully remediate identified internal control deficiencies; our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; our acquisition of other companies; our ability to properly manage the distribution of our products and services; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting Dell's business and prospects, see Dell's periodic filings with the Securities and Exchange Commission.



                              DELL INC.
  Condensed Consolidated Statement of Income and Related Financial
                              Highlights
      (in millions, except per share data or as otherwise noted)
                             (unaudited)

                      Three Months Ended
               ---------------------------------
               November 2, August 3, November 3,    % Growth Rates
                                                 ---------------------
                     2007      2007        2006  Sequential Yr. to Yr.
               ----------- --------- ----------- ---------------------

Net revenue       $15,646   $14,776     $14,419         6%         9%
Cost of revenue    12,758    11,825      12,028         8%         6%
               ----------- --------- -----------
    Gross
     margin         2,888     2,951       2,391        (2%)       21%
Selling,
 general
and
 administrative     1,900     1,894       1,531         0%        24%
Research,
 development
 and
 engineering          159       155         126         3%        27%
               ----------- --------- -----------
    Total
     operating
     expenses       2,059     2,049       1,657         0%        24%
               ----------- --------- -----------
    Operating
     income           829       902         734        (8%)       13%
Investment and
 other income,
 net                  107        96          66        11%        62%
               ----------- --------- -----------
Income before
 income taxes         936       998         800        (6%)       17%
Income tax
 provision            170       252         199       (33%)      (14%)
               ----------- --------- -----------
    Net income       $766      $746        $601         3%        27%
               =========== ========= ===========

Earnings per
 common share:
    Basic           $0.34     $0.33       $0.27         3%        26%
               =========== ========= ===========
    Diluted         $0.34     $0.33       $0.27         3%        26%
               =========== ========= ===========

Weighted
 average shares
 outstanding:
    Basic           2,236     2,237       2,229
    Diluted         2,266     2,264       2,238

Percentage of
 Total Net
 Revenue:
---------------
Gross margin         18.5%     19.9%       16.6%
Selling,
 general and
 administrative      12.2%     12.8%       10.6%
Research,
 development
 and
 engineering          1.0%      1.0%        0.9%
Operating
 expenses            13.2%     13.8%       11.5%
Operating
 income               5.3%      6.1%        5.1%
Income before
 income taxes         6.0%      6.8%        5.6%
Net income            4.9%      5.1%        4.2%
Income tax rate      18.2%     25.3%       24.9%

Net Revenue by
 Geographic
 Region (in
 billions):
---------------
Americas             $9.7      $9.2        $9.2         5%         5%
Europe                3.8       3.5         3.4        10%        14%
Asia Pacific -
 Japan                2.1       2.1         1.8         2%        18%

Percentage of
 Total Net
 Revenue:
---------------
Americas               62%       62%         64%
Europe                 24%       24%         23%
Asia Pacific -
 Japan                 14%       14%         13%

Net Revenue by
 Product
 Category (in
 billions):
---------------
Desktop PCs          $4.8      $5.0        $4.8        (5%)       (1%)
Mobility              4.7       3.9         3.9        22%        19%
Servers and
 Networking           1.6       1.6         1.5         2%         8%
Storage               0.6       0.6         0.6         2%         8%
Enhanced
 Services             1.4       1.3         1.3         6%         7%
Software and
 Peripherals          2.5       2.4         2.3         6%        11%

Percentage of
 Total Net
 Revenue:
---------------
Desktop PCs            30%       34%         33%
Mobility               30%       26%         27%
Servers and
 Networking            11%       11%         11%
Storage                 4%        4%          4%
Enhanced
 Services               9%        9%          9%
Software and
 Peripherals           16%       16%         16%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.




                              DELL INC.
Condensed Consolidated Statement of Operations and Related Financial
                              Highlights
      (in millions, except per share data or as otherwise noted)
                             (unaudited)

                                       Nine Months Ended    % Growth
                                    -----------------------
                                    November 2, November 3,   Rates
                                                            ----------
                                       2007        2006     Yr. to Yr.
                                    ----------- ----------- ----------

Net revenue                            $45,144     $42,950         5%
Cost of revenue                         36,467      35,913         2%
                                    ----------- -----------
    Gross margin                         8,677       7,037        23%
Selling, general and administrative      5,557       4,414        26%
Research, development and
 engineering                               456         380        20%
                                    ----------- -----------
    Total operating expenses             6,013       4,794        25%
                                    ----------- -----------
Operating income                         2,664       2,243        19%
Investment and other income, net           281         170        65%
                                    ----------- -----------
Income before income taxes               2,945       2,413        22%
Income tax provision                       677         556        22%
                                    ----------- -----------
    Net income                          $2,268      $1,857        22%
                                    =========== ===========

Earnings per common share:
    Basic                                $1.01       $0.82        23%
                                    =========== ===========
    Diluted                              $1.00       $0.82        22%
                                    =========== ===========

Weighted average shares
 outstanding:
    Basic                                2,236       2,263
    Diluted                              2,262       2,278

Percentage of Total Net Revenue:
-----------------------------------
Gross margin                              19.2%       16.4%
Selling, general and administrative       12.3%       10.3%
Research, development and
 engineering                               1.0%        0.9%
Operating expenses                        13.3%       11.2%
Operating income                           5.9%        5.2%
Income before income taxes                 6.5%        5.6%
Net income                                 5.0%        4.3%
Income tax rate                           23.0%       23.0%

Net Revenue by Geographic Region
 (in billions):
-----------------------------------
Americas                                 $27.8       $27.6         1%
Europe                                    11.1         9.8        13%
Asia Pacific - Japan                       6.2         5.6        11%

Percentage of Total Net Revenue:
-----------------------------------
Americas                                    62%         64%
Europe                                      24%         23%
Asia Pacific - Japan                        14%         13%

Net Revenue by Product Category (in
 billions):
-----------------------------------
Desktop PCs                              $14.7       $15.1        (2%)
Mobility                                  12.6        11.6         9%
Servers                                    4.9         4.2        15%
Storage                                    1.8         1.6        10%
Enhanced Services                          3.9         3.8         4%
Software and peripherals                   7.2         6.7         8%

Percentage of Total Net Revenue:
-----------------------------------
Desktop PCs                                 32%         35%
Mobility                                    28%         27%
Servers                                     11%         10%
Storage                                      4%          4%
Enhanced Services                            9%          9%
Software and peripherals                    16%         15%

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.




                              DELL INC.
 Condensed Consolidated Statement of Financial Position and Related
                         Financial Highlights
      (in millions, except for "Ratios" and "Other information")
                             (unaudited)

                                     November 2, August 3, November 3,
                                        2007       2007       2006
                                     ----------- --------- -----------
Assets:
------------------------------------
Current assets:
  Cash and cash equivalents             $12,236   $11,204      $7,998
  Short-term investments                    369       658       1,320
  Accounts receivable, net                6,156     5,296       4,804
  Financing receivables, net              1,560     1,531       1,529
  Inventories, net                        1,102       973         680
  Other                                   2,925     2,552       2,676
                                     ----------- --------- -----------
    Total current assets                 24,348    22,214      19,007
Property, plant and equipment, net        2,631     2,608       2,215
Investments                               1,980     1,960       2,219
Long-term financing receivables, net        389       375         311
Other non-current assets                  1,032       897         711
                                     ----------- --------- -----------
    Total assets                        $30,380   $28,054     $24,463
                                     =========== ========= ===========

Liabilities and Stockholders'
 Equity:
------------------------------------
Current liabilities:
  Short-term borrowings                    $266      $328        $322
  Accounts payable                       11,411    10,578      10,335
  Accrued and other                       6,373     6,160       6,958
                                     ----------- --------- -----------
    Total current liabilities            18,050    17,066      17,615
Long-term debt                              392       378         579
Other non-current liabilities             4,993     4,566       2,789
                                     ----------- --------- -----------
    Total liabilities                    23,435    22,010      20,983
Redeemable common stock                     101       116          88
Stockholders' equity                      6,844     5,928       3,392
                                     ----------- --------- -----------
Total liabilities and stockholders'
 equity                                 $30,380   $28,054     $24,463
                                     =========== ========= ===========

Ratios:
------------------------------------
Days supply in inventory                      8         7           5
Days of sales outstanding (1)                38        35          33
Days in accounts payable                     81        80          78
                                     ----------- --------- -----------
Cash conversion cycle                       (35)      (38)        (40)

Other Information:
------------------------------------
Regular headcount (approximate)          81,900    84,000      79,100
Temporary headcount                       7,200     7,100       8,500
                                     ----------- --------- -----------
 Total headcount                         89,100    91,100      87,600
Average total revenue/unit
 (approximate)                           $1,520    $1,520      $1,530


Note: Ratios are calculated based on underlying data in thousands.

(1) Days of sales outstanding ("DSO") is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At November 2, 2007, August 3, 2007 and November 3, 2006, DSO and days of customer shipments not yet recognized were 35 and 3 days, 32 and 3 days and 30 and 3 days, respectively.




                              DELL INC.
            Condensed Consolidated Statement of Cash Flows
                            (in millions)
                             (unaudited)

                                  Three Months Ended Nine Months Ended
                                  ------------------------------------
                                            November 2, 2007
                                  ------------------------------------
Cash flows from operating
 activities:
  Net income                                    $766            $2,268
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
    Depreciation and amortization                153               424
    Stock-based compensation
     expense                                      97               398
    Tax benefits from stock-based
     compensation                                  -              (12)
    Effects of exchange rate
     changes on monetary assets
     and liabilities denominated
     in foreign currencies                         9                40
    Other                                         48                76
  Changes in:
    Operating working capital                  (340)           (2,072)
    Non-current assets and
     liabilities                                 265             1,630
                                  ------------------ -----------------
      Net cash provided by
       operating activities                      998             2,752

Cash flows from investing
 activities:
  Investments:
    Purchases                                  (323)           (2,088)
    Maturities and sales                         618             2,745
  Acquisition of business, net of
   cash acquired                                (87)             (106)
  Capital expenditures                         (172)             (636)
                                  ------------------ -----------------
      Net cash provided by (used
       in) investing activities                   36              (85)

Cash flows from financing
 activities:
  Purchases of common stock                      (1)               (1)
  Issuance of common stock under
   employee plans                                  -                21
  Excess tax benefits from stock-
   based compensation                              -                12
  Payment of commercial paper,
   net                                          (60)             (100)
  Other                                          (9)              (18)
                                  ------------------ -----------------
      Net cash used in financing
       activities                               (70)              (86)

Effect of exchange rate changes
 on cash and cash equivalents                     68               109
                                  ------------------ -----------------
Net increase in cash and cash
 equivalents                                   1,032             2,690

Cash and cash equivalents at
 beginning of period                          11,204             9,546
                                  ------------------ -----------------
Cash and cash equivalents at end
 of period                                   $12,236           $12,236
                                  ================== =================


Additional supplemental information is available on our website at http://www.dell.com/investor.



    CONTACT: Dell Inc., Round Rock
             Media Contacts: 512-728-4100
             Bob Pearson, 512-728-3256
             bob_pearson@dell.com
             or
             David Frink, 512-728-2678
             david_frink@dell.com
             or
             Investor Relations Contacts:
             Lynn Tyson, 512-723-1130
             lynn_tyson@dell.com
             or
             Robert Williams, 512-728-7570
             robert_williams@dell.com